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                                                EXHIBIT 10.22












                         PROFIT SHARING RETIREMENT PLAN

                                       OF

                             THE RAYMOND CORPORATION

                                     PLAN A












                                     Dated            01/01/76
                                     Amended          10/01/82
                                     Amended          12/31/83
                                     Amended          08/30/85
                                     Revised          12/16/85
                                     Amended          12/10/92
                                     Revised          07/23/93
                                     Amended          01/01/94
                                     Amended          03/02/96


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                                    CONTENTS

                                                                    PAGE
                                                                    ----
I.       DEFINITIONS..................................................1


II.      ELIGIBILITY..................................................3


III.     EMPLOYER CONTRIBUTIONS.......................................4


IV.      ALLOCATION OF EMPLOYER CONTRIBUTIONS AMONG
         PARTICIPANTS.................................................4


V.       MAINTENANCE OF PARTICIPANTS' ACCOUNTS........................7


VI.      NON-FORFEITABLE INTEREST.....................................8


VII.     RETIREMENT DATE..............................................9


VIII.    DISTRIBUTION OF BENEFITS.....................................9


IX.      ALIENATION PROHIBITED.......................................10


X.       ADMINISTRATIVE COMMITTEE AND ADMINISTRATION.................10


XI.      AMENDMENT AND TERMINATION...................................12


XII.     MISCELLANEOUS...............................................13


XIII.    TOP HEAVY RULES.............................................14


XIV.     DISTRIBUTIONS AFTER DECEMBER 31, 1992.......................17


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SECTION I - DEFINITIONS

The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context. The masculine pronoun, wherever used, shall include the feminine where applicable, and the singular shall include the plural:

1.1 "Board" or "Board of Directors" means the Board of Directors of the Employer.

1.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.3 "Earnings" means the amount of income paid to a Participant by the Company which is reportable for federal income tax purposes, including overtime, bonuses, commissions, premium pay, or any other compensations or special payouts considered as wages under current tax withholding regulations, but excluding taxable fringe benefits. Earnings shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not included in the gross income of the Participant under section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. For Plan Years beginning after December 31, 1988 and before January 1, 1994, the Earnings taken into account for a Participant for any Plan Year shall not exceed $200,000. For Plan Years beginning after December 31, 1993, the Earnings taken into account for a Participant for any Plan Year shall not exceed $150,000. Both the $200,000 and $150,000 limitations shall be adjusted for increases in the cost of living in accordance with section 401(a)(17) of the Code. In determining the Earnings of a Participant for purposes of the $200,000 and $150,000 limitations, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. Thus, if the adjusted $200,000 or $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings prior to the application of this limitation.

1.4 "Effective Date" means the date which the Board of Directors has specified in its vote authorizing adoption of this Plan.

1.5 "Employee" means any employee of the Employer who is paid on the weekly salaried rate basis (subject to overtime compensation), but excluding any person classified as a "Leased Employee" and any person who is included in a unit of employees covered by a collective bargaining agreement.

1.6 "Employer" means The Raymond Corporation, a corporation with its principal offices in the State of New York, and any designated corporate subsidiary.

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1.7         "Fund" means all cash, securities, and other property held by the
            Trustees under the Trust Agreement.

1.8 "Fund's Net Gains or Losses" means the results of the Fund for the year under consideration as measured by the Fund's income, expenses, and unrealized capital appreciation or depreciation.

1.9 "Leased Employee" means any person as so defined in section 414(n) of the Code.

1.10 "Leave of Absence" means an absence on leave granted in writing by and at the convenience of the Employer, either prior to, during, or after the taking thereof; or an absence on Military Service.
            Leave of Absence shall not include any layoff.

            The rules governing the granting of such Leave of Absence shall be uniformly and consistently applied to all Employees under similar circumstances.

1.11 "Military Service" means only service on active duty in the Armed Forces of the United States during the period of first enlistment, if voluntary, and during the period of enforced service, if involuntary, under laws enacted by the Congress of the United States.

1.12 "Participant" means an Employee who has qualified under the Plan, as provided in Section II, and whose employment with the Employer has not terminated.

1.13 "Plan" means The Profit Sharing Retirement Plan of The Raymond Corporation as set forth herein, or as from time to time amended.

1.14        "Plan Year" means the calendar year.

1.15 "Service" means all uninterrupted employment with the Employer subsequent to the date of incorporation except as set forth in this paragraph. Service of an Employee is interrupted by his death or retirement or by absence of the Employee due to his:

            a)   Voluntarily quitting the service; or
            b)   Discharge or termination of employment; or
            c)   Suspension which continues for more than two months; or
            d) Temporary disability or illness which continues for more than one year; or
            e)   Layoff which continues for more than one year.

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            Service is not interrupted or reduced by:

            a) Absence of the character of, and for periods less than these stated in the preceding clauses (c), (d) and (e), as the case may be; or

            b)   Vacations granted by the Employer; or

            c) Leaves of Absence; provided, however, that after any such absence on Military Service, the Employee shall have reported for work within the time prescribed by applicable law after final release or discharge from active duty.

            d) "Parental Leave", meaning a period in which the Employee is absent from work because of the pregnancy of the Employee, the birth of a child of the Employee, or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following such birth or placement. Such period is not to extend beyond 501 hours of the Employee's regularly scheduled work hours, had the Parental Leave not been exercised.

1.16 "Trust Agreement" means the Agreement by and between the Employer and the Trustees dated September 19, 1986 and which is hereby made a part of the Plan.

1.17 "Trustees" means such individuals as shall have entered into the Trust Agreement with the Employer.

1.18 "Valuation Date" means the date on which the Fund assets shall be evaluated.


SECTION II - ELIGIBILITY FOR PARTICIPATION

2.1 Any Employee who on December 31, 1991 had not retired from employment with the Employer and who was a Participant in the Plan as in effect on December 31, 1991 shall be continued as a Participant under this Plan. Effective January 1, 1994, the following Employees shall not be eligible to participate in the
            Plan: (i) Temporary Employees, i.e., those hired on a temporary basis for a term not to exceed twenty-four (24) months; (ii) Co-op students; (iii) Apprentices, i.e., high school students who work no more than ten hours per week during the school year, and (iv) Leased Employees.

2.2 Any Employee not covered by Section 2.1 shall become a Participant on his date of hire.

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2.3         Notwithstanding the foregoing, no Employee shall become eligible to participate while on a Leave of Absence.

2.4 Any Participant, who terminates employment and who is subsequently rehired, shall again become a Participant as of the date of his re-hire.

2.5 Any individual who transfers into covered employment such that he becomes an Employee, shall become a Participant on the date of transfer.

2.6 A Participant who transfers out of covered employment such that he is no longer an Employee shall cease his participation on the date of transfer.


SECTION III - EMPLOYER CONTRIBUTIONS

3.1 The amount of the Employer contribution each year shall be voted by the Board of Directors on or before the last day of each fiscal year; provided, however, such contribution shall not be more than 15% of the total compensation (including bonuses and the like, but excluding contributions under this Plan) paid or accrued during the year to all eligible Employees participating in the Plan, plus the maximum amount deductible under the carry-over provisions of the Internal Revenue Code relating to contributions in previous years of less than the maximum amount permissible. Such amount shall be contributed out of net profits, as such net profits are determined in the accordance with acceptable accounting practices and before any provisions for federal and state income taxes, if any, and any contributions under this Plan.

3.2 Each Employer contribution shall be allocated among Participants, as provided in Section IV, and shall be paid to the Trustees to be held, managed, and disposed of by them in accordance with the terms of the Trust Agreement.

3.3 Payment of the Employer's contribution to the Trustees shall be made within the time limit established by the Internal Revenue Service.


SECTION IV - ALLOCATION OF EMPLOYER CONTRIBUTIONS AMONG PARTICIPANTS

4.1 The Employer shall certify to the Trustees, as of the last day of the Employer's fiscal year, (which is the same as the Plan Year), the name and Earnings of each Participant; and at the time the name of a Participant is first certified, the Employer shall also certify his sex, date of birth, and the date that he became a Participant.

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4.2         Each Participant who is on the payroll of the Employer as of
            December 1 of a Plan Year is eligible to share in the allocation of the Employer contributions in Section 4.3.

4.3 Each Employer contribution made as of the last day of the Employer's fiscal year shall be allocated among Employees who are then Participants. Such allocation shall be made on the basis of each Participant's total Earnings, as defined in the Plan, in accordance with the following formula.

                 Each shall be allocated that portion of the Employer contribution which bears the same relationship to the total Employer contribution as his Earnings bears to the total Earnings of all Participants.

                 A Participant who is on a Leave of Absence or Layoff shall be entitled to an allocation on the basis of his Earnings as provided in the above formula. A former Participant who transferred out of the plan shall be entitled to an allocation in the year of transfer on the basis of his Earnings while a Participant. A Participant who retires under Section VII during the last calendar quarter of a Plan Year shall be entitled to an allocation on the basis of his Earnings.

4.4         Limitations on Annual Additions

            a)   Limitations

                 If a Participant under this Plan is not also a Participant in any defined benefit plan to which the Employer contributes, then the total Annual Additions to such Participant's account in any Plan Year beginning after December 31, 1975, for all defined contribution plans maintained by the Employer, in the aggregate, shall not exceed the lesser of: (a) 25% of the Participant's Compensation in such Plan Year, or (b) $30,000 (or such higher amount to which said $30,000 may be adjusted, pursuant to Code section 415(c).

                 For this purpose "Annual Additions" means the Participant's share of the Employer contributions.

                 For purposes of this Section, "Compensation" means the Participant's wages, salaries, fees and other amounts paid for personal services actually rendered in the course of employment, including (by way of example and not limitation), commission, tips, bonus, overtime pay and earnings as a percentage of profits, but excluding: (1) contributions to other qualified plans, deferred compensation plans and simplified employee pensions; (2) distributions from deferred compensation plans and qualified plans; (3) amounts realized from the exercise of a non-qualified stock option or sale or disposition of stock under a qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and (4) other amounts which receive special tax benefits such as premiums for group-term life insurance (only if not included in gross income of the Participant) and contributions toward the purchase of an annuity contract (whether or not contributions are includible in gross income of the Participant.)

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            b)   Other Plans

                 If a Participant under this Plan is also a Participant under any defined benefit plan to which the Employer contributes, then for any Plan Year, the sum of such Participant's defined benefit plan fraction in such Plan Year and such Participant's defined contribution plan fraction in the same Plan Year shall not exceed 1.0. If the sum of the said fractions is in excess of 1.0, then the Participant's benefits under the defined benefit plan shall be reduced by an amount sufficient to eliminate the excess.

                 For the purposes of this Section "defined contribution plan" means any plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account, and any income, expenses, gains and losses thereto and any forfeitures of accounts of other Participants which may be allocated to such Participant's account. A "defined benefit plan" means any Plan which is not a defined contribution plan. The "defined benefit plan fraction" and the "defined contribution plan fraction" for any Plan Year shall be calculated as follows:

                 1) The numerator of the first fraction is the projected annual benefit of the participant under this Plan, and the denominator is the lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(b) for the limitation year, or
                        (ii) the product of 1.4, multiplied by 100% of the Participant's average compensation during the three consecutive years of his service as an Employee for which he had the greatest aggregate compensation from the Employer.

                 2) The numerator of the second fraction is the sum of the Annual Additions to such Participant's account under the defined contribution plan maintained by the Employer in such limitation year and for all prior limitation years, and the denominator is the sum of the lesser of the following amounts determined under the defined contribution plan maintained by the Employer which could have been made under that plan for such limitation year and for all prior Plan Years if such plan has been in effect for each such limitation year: (i) the product of 1.25, multiplied by $30,000 (or such greater amount as may be applicable under section 415(c) of the Code), or
                        (ii) the product of 1.4, multiplied by 25% of the Participant's Compensation for the limitation year.

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SECTION V - MAINTENANCE OF PARTICIPANTS' ACCOUNTS

5.1 The Trustees shall create and maintain an account for each Participant, which account shall be evaluated on each Valuation Date. Normally, the Valuation Date shall be the last day of each calendar quarter; however, the Trustees may, upon the occasion of a death, retirement, or other termination of employment subsequent to an extreme fluctuation in the value of the Fund due to market conditions, cause the accounts to be evaluated, provided such evaluation does not result in any discrimination among Employees.

            A Participant's Account shall be credited with that portion of the Employer contribution allocated to the Participant and a proportionate share of the Fund's Net Gains or Losses.

5.2         The Trust Fund will be divided into three Investment Funds:

            a) A Bond Fund, invested principally in corporate, municipal, or United Stated Government Bonds, debentures, notes, certificates or other similar evidences of indebtedness;

            b) A Common Stock Fund, invested principally in stocks of corporations, including the Employer's common stock; and

            c) A Money Market Fund, invested principally in U.S. Treasury Bills, Commercial Paper Bank Certificate of Deposits, Banker Acceptance, or other similar short term indebtedness.

            The Trustee's investment powers with respect to each Investment Fund are more fully set forth in the Trust Agreement. Each Participant in the Plan as of January 1, 1992 shall have set up in his Account the amount of money, securities, etc., which were held in the accounts under the Plan as of December 31, 1991. Thereafter, in accordance with the following provisions the Participant can change his investment elections as follows:

            a) A Participant may change his investment election no more than once every Plan calendar quarter by giving at least 30 days prior written notice to the Administrative Committee, who in turn shall advise the Trustee of such election.

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            b)   The changed investment election shall become effective as of the first day of the Plan calendar quarter beginning after the expiration of the notice period.

            c) A Participant may transfer all or any fraction of the value of his Account in any one of the designated investment accounts, in multiples of 25%. If a Participant has all his investments in any one fund, he may transfer up to 50% of the value to another fund.

            d) The requested transfer will be effected by the Trustee as of the first day of the next calendar quarter subsequent to the receipt of the request, provided that such request is received 30 days prior to such first day of the subsequent calendar quarter.

            Each Participant shall have an interest in the Investment Fund in which he has elected to have any part of his allotment held and invested. His interest at any time shall be equal to the sum of his allotments of the Company contribution that have been credited to his account in the Fund, adjusted from time to time to reflect his proportionate share of the income and losses realized by such Fund and of the net appreciation or depreciation in the value of such Fund. The Trustee shall maintain accounts to reflect the interest of each Participant in each Investment Fund at any one time. On each Valuation Date, the Trustee shall ascertain the value of the interests of Participants therein. The determinations of the Trustee shall be conclusive and the Trustee shall not incur any liability for any determination required by the Plan and made in good faith.

5.3 The proportionate share of the Fund's Net Gains or Losses to be credited on each Valuation Date, as provided in Section 5.1, shall be computed by multiplying the following amounts with respect to each Participant's account:

            a) Participant's Account - The amount credited on the preceding Valuation Date, including any Employer contribution credited on such date;

                 by the ratio that

            b) The market value, as determined by the Trustees, of the assets of the Fund on the current Valuation Date, exclusive of the value of any Employer contribution made on such Valuation Date, less the aggregate amount credited to the Participants' Accounts, as such accounts defined in (a) of this Section bears to,

            c) The aggregate amount credited to the Participants' Accounts, such accounts are defined in (a) and (b) of this Section.

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SECTION VI - NON-FORFEITABLE INTEREST

6.1 Upon death, retirement in accordance with the provisions of Section VII, termination of employment, or discontinuance of contributions under the Plan by the Employer, the full amount credited to the Participant in his Participation Account shall become fully vested and non-forfeitable.

SECTION VII - RETIREMENT DATE

7.1 Normal Retirement - The normal retirement date of each Participant shall be the first day of the month coinciding with or next following the Participant's 65th birthday.

7.2 Total and Permanent Disability Retirement - A Participant who is totally and permanently disabled may retire on the first day of any month subsequent to the expiration of six months from the date of disability. Such disability shall be established by the certification to the Employer that the Participant by reason of mental or physical disability is incapable of securing gainful employment. Such certification shall be by (1) a physician selected by the Participant and approved by the Employer or (2) by three physicians, one selected by the Participant, one by the Employer and the third by two physicians selected by the Participant and the Employer. Expenses incurred in obtaining this certification shall be absorbed, one-half by the Participant, and one-half by the Employer.

7.3 Deferred Retirement - A Participant may continue in the service of the Employer beyond his normal retirement date. During such continued employment, a Participant shall remain an active Participant until his actual retirement.


SECTION VIII - DISTRIBUTION OF BENEFITS

8.1 Distribution of the vested interest of a Participant shall commence when he breaks his Service as defined in Section 1.15.

8.2 Distribution of the vested interest of a Participant shall be in a lump sum, except as may be required under the provisions of Section
            9.1 or Section XIV.

8.3         a)    A Participant's distribution shall begin not later than the
                 60th day following the end of the Plan Year in which occurs the latest of

                 (i)    the Participant's 65 birthday,
                 (ii) the tenth anniversary of the date on which he became a Participant, or (iii) the date he terminates service with the Employer.

            b) In no event shall the provision of paragraph (a) above operate so as to allow the Participant's distribution to begin later than:

                 (i) the April 1 following the calendar year in which the Participant's attains age 70 1/2, or

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                 (ii)   in the case of a Participant who does not own either (A)
                        more than five percent of the outstanding stock of the Employer, or (B) stock possessing more than five percent of the total combined voting power of all stock of the Employer, the April 1 following the calendar year in which he retires as provided in Section VII.

8.4 Distribution of vested interest upon the death of the Participant while still in the service of the Employer, or before the lump sum value of his vested interests has been paid to him upon retirement, shall be distributed as a lump sum payment to his surviving spouse, if applicable. If there is no spouse the distribution may be made to beneficiary if the Participant has filed with the Administrative Committee a form designating a beneficiary. If no beneficiary has been designated, the distribution shall be made to his estate.

8.5 Anything to the contrary notwithstanding, any distribution from the Plan shall be made in accordance with section 401(a)(9) of the Code and the regulations thereunder.


SECTION IX - ALIENATION PROHIBITED

9.1 To the extent permitted by law, none of the benefits or payments or proceeds of any contract arising out of or by virtue of this Plan shall be subject to any claim or any legal process by a creditor of a Participant or of any beneficiary, and neither the Participant nor any beneficiary shall have the right to anticipate, alienate, encumber or assign any of the benefits, payments, proceeds, or avails arising out of the Plan, other than pursuant to a "Qualified Domestic Relations Order" pursuant to section 414(p) of the Code.


SECTION X - ADMINISTRATIVE COMMITTEE AND ADMINISTRATION

10.1 The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in an Administrative Committee of not less than three persons appointed from time to time by the Board of Directors. Any member of the Administrative Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Administrative Committee.

10.2 The members of the Administrative Committee shall elect a Chairman from their number and a Secretary who may be but need not to be one of the members of the Administrative Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents to provide such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; may allocate among themselves or delegate to other persons all or such portion of their duties hereunder, other than those granted to the Trustee under the Trust instrument adopted for use in implementing the Plan, as they, in their sole discretion shall decide.

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10.3        The Administrative Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.4 The Administrative Committee shall determine any question arising in connection with the interpretation, application or administration of the Plan (including any question of fact relating to age, service, compensation and eligibility of Employees), and its decisions or actions in respect thereof shall be conclusive and binding on all persons and parties. All resolutions or actions taken by the Administrative Committee shall be by affirmative vote or action of not less than two members of the Administrative Committee.

10.5 Any act which the Plan authorizes or requires the Administrative Committee to do may be done by a majority of its members. The action of such majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Administrative Committee and shall have the same effect for all purposes as if assented to by all members of the Administrative Committee at the time of office.

10.6 No member of the Administrative Committee shall receive any compensation from the Plan for his services as such.

10.7 The Employer shall furnish the Administrative Committee with such information as may be reasonably necessary to enable the Administrative Committee to perform its duties hereunder, and such information, to the extent taken from the records of the Employer shall be controlling upon the Administrative Committee and all other persons and parties in interest unless the Employer shall otherwise agree.

10.8 The Employer shall indemnify and save harmless any Administrative Committee member of the Board against all claims, loss, damages, liability, costs and expenses arising out of any act done or omitted (whether by him, the Administrative Committee or any other Administrative Committee member), unless due to his gross negligence or willful misconduct.

10.9 Any person who thinks that he is entitled to a benefit under the Plan shall have the right to file with the Administrative Committee a written notice of claim for such benefit.

            Within 60 days after its receipt of such written notice of claim, the Administrative Committee shall either grant or deny such Claim provided, however, that any delay on the part of the Administrative Committee in arriving at a decision shall not adversely affect benefits payable under a granted claim. A decrease in the value of a Participant's Account due to market value depreciation during the processing of a claim shall not be deemed to be an adverse effect attributable to Administrative Committee delay. The Administrative Committee shall provide to each claimant:

            a)   The specific reasons for such denial;

            b) Specific reference to the pertinent Plan provisions of which the denial is based;

            c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

            d)   An explanation of the Plan's claim review procedure.

10.10 The members of the Administrative Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.


SECTION XI - AMENDMENT AND TERMINATION

11.1 The provisions of this Plan may be amended at any time and from time to time by the Employer; provided, however, that no amendment:

            a) Shall cause or permit any part of the Fund to revert to or become the property of the Employer or to be diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries hereunder;

            b) Shall increase the duties or liabilities of the Trustees without their written consent.

11.2 The Employer has established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or maintain the Plan for any given length of time and may, at its sole and absolute discretion, discontinue such contributions or terminate the Plan at any time without any liability whatsoever for such discontinuance or termination.

11.3 Upon termination of the Plan and Trust by formal written notice, or in actual operation, after payment of all expenses and proportional adjustments of accounts to reflect such expenses and Fund losses or profits, each Participant; each former Participant, and each beneficiary of a deceased Participant shall be entitled to receive any amount then credited to his account in the Trust Fund. The Trustees may make payments of such amounts in cash or in assets of the Trust Fund.

11.4 The Plan may not be merged or consolidated with nor may its assets or liabilities be transferred, except as provided in Section 5.2, to any other Plan unless each Participant, spouse, retired Participant, or beneficiary under the Plan would, if the resulting Plan were then terminated, receive a benefit immediately after the merge, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had been terminated.


SECTION XII - MISCELLANEOUS

12.1 The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time; nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ; nor shall it interfere with the Employee's right to terminate his employment at any time.

12.2 All benefits payable under the Plan shall be paid or provided for solely from the Trust and the Employer assumes no liability or responsibility therefore.


12.3 If a Participant is reassigned by the Employer so that he becomes eligible to participate in another defined contribution plan of the Employer, such reassignment or transfer shall make him a Participant immediately in the Plan covering his new position.

12.4 Irrespective of anything contained in this instrument as executed or as hereafter amended, it shall be impossible for any part of the Fund to revert to the Employer or to be used for or diverted to purposes other than for the exclusive benefit of Participants, former Participants, and beneficiaries, either by operation of the Plan and Trust, by power or revocation or amendment, by collateral agreement, or by any other means.

12.5 Each Participant shall designate, in writing, a beneficiary to receive any benefits payable under the Plan upon the Participant's death, such designation to be filed with the Trustees. A Participant may change his beneficiary from time to time by written notice to the Trustees. The Participant's non-forfeitable accrued benefit is payable upon the Participant's death, to his surviving spouse (or a designated beneficiary if his spouse consents in writing which is notarized or witnessed by a Plan representative).

12.6 In the absence of a valid designation of a beneficiary as provided in this Section, any benefits payable upon the Participant's death shall be payable to the estate of the Participant.

12.7 In all situations where the Trustees of the Plan are given discretionary powers, these powers shall be uniformly and consistently applied in similar circumstances and any action taken by the Trustees shall not result in discrimination among Participants.

12.8 The provisions of the Plan shall be interpreted in accordance with federal laws and regulation and, except to the extent preempted by federal law, in accordance with the laws of the State of New York.


SECTION XIII - TOP HEAVY RULES

13.1        Top-Heavy Plan Definitions

            a) Key Employee means any employee or former employee (and the beneficiaries of such Employee) who is described in section 416(i)(l) of the Code or the regulations thereunder.

            b) Top-heavy plan means for any Plan Year beginning after December 31, 1983, this Plan is top-heavy if this Plan is a part of a Required Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

            c)   Top-Heavy Ratio:

                 1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Corporation maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

                 2) For purposes of (1) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken in account for purposes of computing the Top Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Effective for Plan years beginning after December 31, 1984, the value of the account balance of any individual who has not received any Compensation during the five-year period ending on the Determination Date will not be taken into account for purposes of computing the Top-Heavy Ratio.

            d) Permissive Aggregation Group means the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

            e) Required Aggregation Group: (1) each qualified plan of the Employer in which at least one Key Employee participates, and
                 (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) and 410 of the Code.

            f) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

            g) Valuation Date means the date elected by the Employer as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio. Unless another date is elected, the Valuation Date shall be the first day of the Plan Year.

13.2        Minimum Allocation Rules

            a) Except as otherwise provided in (c) and (d) below, the Employer contributions and forfeitures allocated on behalf of any participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution; however, effective for Plan Years beginning after December 1, 1984, and before January 1, 1989, amounts contributed pursuant to a salary reduction arrangement shall be taken into account for purposes of such salary reduction arrangement shall be taken into account for purposes of such minimum allocation. This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or
                 (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) the Participant's having Compensation less than a stated amount.

            b) For purposes of computing the minimum allocation, Compensation will mean Earnings as defined in this Plan.

            c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

            d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

13.3        Nonforfeitability

            The minimum allocation required (to the extent required to be nonforfeitable under section 416(B) of the Code) may not be forfeited under sections 411(a)(3)(B) or (D) of the Code.

SECTION XIV - DISTRIBUTIONS AFTER DECEMBER 31, 1992

14.1 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

14.2        Definitions

            a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


        IN WITNESS WHEREOF, the Company has caused these present to be executed by its duly authorized Officer.


Dated: As of March 2, 1996                 By:    /s/ Ross K. Colquhoun
                                              ---------------------------
                                                 Ross K. Colquhoun
                                                 Chairman of the Board and
                                                 Chief Executive Officer

Attest:

/s/  Paul J. Sternberg
- ----------------------------------